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                                                                 EXHIBIT (J)(iv)

                          Independent Auditors' Consent



The Board of Trustees of
Fifth Third Funds:


We consent to use of our report dated February 23, 2001 for the Kent Funds - Kent Michigan Municipal Money Market Fund, Kent Government Money Market Fund, Lyon Street Institutional Money Market Fund, Kent International Growth Fund, Kent Small Company Growth Fund, Kent Large Company Growth Fund, Kent Index Equity Fund, Kent Growth and Income Fund, Kent Short Term Bond Fund, Kent Intermediate Bond Fund, Kent Income Fund, Kent Michigan Municipal Bond Fund, Kent Intermediate Tax-Free Fund, and Kent Tax-Free Income Fund (as predecessor funds to the Fifth Third Michigan Municipal Money Market Fund, Fifth Third Institutional Government Money Market Fund, Fifth Third Institutional Money Market Fund, Fifth Third International GDP Fund, Fifth Third Small Cap Growth Fund, Fifth Third Large Cap Growth Fund, Fifth Third Equity Index Fund, Fifth Third Large Cap Value Fund, Fifth Third Short Term Bond Fund, Fifth Third Intermediate Bond Fund, Fifth Third Bond Fund, Fifth Third Michigan Municipal Bond Fund, Fifth Third Intermediate Municipal Bond Fund and Fifth Third Municipal Bond Fund, respectively) incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information included herein.

/s/ KPMG LLP

KPMG LLP
Columbus, Ohio
October 26, 2001